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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: July 26, 1999


                                UTI ENERGY CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                          001-12542                            23-2037823
   (STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
         OF INCORPORATION)



                  16800 GREENSPOINT PARK
                      HOUSTON, TEXAS                            77060
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 873-4111


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                        EXHIBIT INDEX BEGINS ON PAGE 6.
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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On July 26, 1999, UTI Energy Corp., a Delaware corporation (the "Company"), acquired the outstanding capital stock of Norton Drilling Services, Inc., a Delaware corporation ("Norton"), pursuant to a merger of a wholly-owned subsidiary of the Company ("Sub") with and into Norton (the "Norton Acquisition"). In connection with the Norton Acquisition, the Company issued to the stockholders of Norton .2631579 shares of the Company's common stock, $.001 par value ("Common Stock"), in exchange for each share of common stock of Norton. The Company also repaid Norton's existing bank debt of approximately $7.9 million at the closing. As of May 31, 1999, Norton reported 4,934,321 weighted average number of shares (basic and diluted) outstanding.

         The Norton Acquisition was effected pursuant to an Agreement and Plan of Merger dated as of April 26, 1999, by and between the Company, Norton, Sub, and the primary stockholders of Norton. The purchase price was determined through arms-length negotiations between the parties. Norton's assets include sixteen oil and gas drilling rigs used in its contract drilling business. The Company intends to utilize the Norton assets in its existing land drilling operations.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business acquired.

         None required.

         (b)     Pro forma financial information.

         None required.

         (c)     Exhibits.

                 2.1 Agreement and Plan of Merger dated April 26, 1999 (the "Agreement and Plan of Merger"), by and between the Company and Norton (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

                 99.1     Press Release




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UTI ENERGY CORP.



Dated:  August 10, 1999             /s/ John E. Vollmer III
                                -----------------------------------
                                        John E. Vollmer III
                                       Senior Vice President,
                                                and
                                       Chief Financial Officer





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                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated April 26, 1999 (the "Agreement and Plan of Merger"), by and between the Company and Norton (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

99.1     Press Release





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